Exhibit 99.1

DSP Group, Inc. Reports Second Quarter 2020 Results

Significant Expansion of SAM and Growth Prospects Despite Short-term Disruptions in Global Market

San Jose, Calif., July 30, 2020 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of voice and wireless chipset solutions for converged communications, announced today its results for the second quarter ended June 30, 2020.

Second Quarter Financial Highlights (and Comparisons to Second Quarter of 2019):

●	Total revenues of $28.3 million, a 2% decrease:

o	Revenues from IoAT (Internet of Audio Things) businesses (formerly “growth initiatives”) of $18.4 million accounted for 65% of total revenues, an increase of 4%.

o	Unified Communications segment revenues of $10.1 million, an increase of 15%.

o	SmartVoice segment revenues of $3.9 million, a decrease of 26%.

o	SmartHome segment revenues of $4.3 million, an increase of 18%.

o	Cordless revenues of $9.9 million, a decrease of 12%.

●	GAAP and non-GAAP gross margin of 50.3% and 50.8%, respectively, a 60 and 70 basis point increase, respectively.

●	GAAP loss per share of $0.05 and non-GAAP diluted earnings per share of $0.06, compared to GAAP loss per share of $0.02 and non-GAAP diluted earnings per share of $0.07 for the second quarter of 2019.

●

GAAP operating loss of $1.4 million and non-GAAP operating income of $1.0 million, compared to GAAP operating loss of $1.3 million and non-GAAP operating income of $0.9 million, respectively for the second quarter of 2019.

●	GAAP net loss of $1.1 million and non-GAAP net income of $1.6 million, compared to GAAP net loss of $0.5 million and non-GAAP net income of $1.7 million for the second quarter of 2019.

●	Generated $8.0 million of cash from operations, compared to $3.0 million of cash from operations in the second quarter of 2019.

●	Repurchased 29,000 shares of common stock for a total consideration of $0.4 million.

●	Cash, deposits and marketable securities of approximately $137.5 million as of June 30, 2020.

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated: “Our second quarter performance reflects prudent execution while navigating through a disrupted business environment brought about by the COVID-19 pandemic. We ended the quarter with revenues of $28.3 million, above the mid-point of our guidance range, driven by solid performance in our IoAT businesses that grew by 4% year over year to a total of $18.4 million and comprised 65% of total revenues. Our performance benefitted from solid results in our SmartHome and Unified Communications segments. Moreover, during the quarter, we announced our entry into the rapidly growing hearables market and strengthened our offerings with the acquisition of SoundChip that we closed on July 1st. By combining our core low-power voice processing and audio codec expertise with SoundChip’s system-level design expertise and patents around ambient noise cancellation, we have effectively doubled our potential service addressable market (SAM).”

Mr. Elyakim continued; “Primarily due to the pandemic’s impact on the global workforce, we currently expect a decline in revenues in the third quarter, particularly in the Unified Communications market. However, looking forward, the pandemic has changed culture and habits globally in ways that we believe will drive increased demand for our products in an environment that is increasingly reliant on high quality communications and remote collaboration tools. For instance, DSP Group’s best-in-class technologies for voice-as-a-user-interface, IoT and unified communications are key enabling technologies for major trends that have arisen from increased sensitivity to health and safety as well as convenience and efficiency for consumers and businesses. We are well positioned for long-term sustainable growth in the SmartVoice, SmartHome and Unified Communications markets and are very excited about the increase in our SAM and growth opportunities with our recent entry into the hearables market.”

Second Quarter Business Highlights:

●

Expanded our SAM by enabling a wide variety of features to support the growing hearables and VUI-enabled consumer products by leveraging our voice, edge-AI and ANC, thereby driving dynamic growth in a burgeoning market:

o	A leading Korean OEM launched an innovative always-on remote control based on our SmartVoice SoC which enables multiple simultaneous wake-word detection, including Alexa Voice Services (AVS) support

o	A leading U.S. retail brand launched a new branded tablet product based on our SmartVoice solution

o	Leading Japanese and U.S. brands launched true wireless stereo (TWS) headset products based on our best-in-class Smart ANC Codec solution

●

Grew and diversified our SmartHome ecosystem with leading IoT vendors that recognize ULE’s unmatched characteristics for wireless indoor connectivity. These characteristics include superior range, interference-free spectrum and native support for two-way voice:

o	A leading European service provider selected our DECT/ULE technology for its new smart home gateway product

o	Deutsche Telecom and Orange each launched a new smart speaker that leverages our DECT/ULE solution to offer reliable, high-performance, two-way voice support

o	Orange expanded its smart home devices ecosystem and launched a flood sensor

●	Solidified our leadership position in the Unified Communications market as demonstrated by the following business wins:

o	A tier 1 OEM launched a premium conference phone with high-quality audio for smart meetings and sharing based on our DVF platform.

o	A tier 1 European networking OEM launched a new family of SIP desktop IP phones that provides enterprise grade communication experience based on our DVF97 and DVF99 SoCs.

o	Grandstream’s GRP series of Carrier-Grade IP Phones based on our DVF solution was awarded the 2020 TMC Labs INTERNET TELEPHONY Innovation Award

Second Quarter GAAP Results:

Revenues for the second quarter of 2020 were $28.3 million, a decrease of 2% from revenues of $29 million for the second quarter of 2019. Net loss and loss per share for the second quarter of 2020 were ($1.1) million and ($0.05), respectively. Net loss and loss per share for the second quarter of 2019 were ($0.5) million and ($0.02), respectively.

Second Quarter Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the second quarter of 2020 were $1.6 million and $0.06, respectively, as compared to non-GAAP net income and diluted earnings per share of $1.7 million and $0.07, respectively, for the second quarter of 2019. Non-GAAP net income and diluted earnings per share for the second quarter of 2020 excluded the impact of amortization of acquired intangible assets in the amount of $0.1 million associated with previous acquisitions, equity-based compensation expenses of $2.3 million, non-cash expenses from exchange rate differences resulting from the new lease accounting standard (ASC 842) in the amount of $0.3 million, and expenses resulted from changes in deferred taxes in the amount of $0.1 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses. Non-GAAP net income and diluted earnings per share for the second quarter of 2019 excluded the impact of amortization of acquired intangible assets in the amount of $0.1 million associated with previous acquisitions, equity-based compensation expenses of $2.1 million, non-cash expenses from exchange rate differences resulting from ASC 842 in the amount of $0.2 million, and income resulted from changes in deferred taxes in the amount of $0.1 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses.

Earnings Conference Call Details

DSP Group will discuss its second quarter financial results, along with its outlook and guidance for the third quarter of 2020, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing +1 (877) 870-9135 (domestic US) or +44 (0) 2071 928338 (international) approximately 10 minutes prior to the starting time. The password is 5493607

The broadcast via the Internet can be accessed by interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: https://edge.media-server.com/mmc/p/mjjkf9nc

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 (917) 677-7532, domestically or +44 (0) 3333009785, internationally and enter the company access code: 5493607#

Presentation of Non-GAAP Net Income and EPS

The Company believes that the non-GAAP presentation of net income (loss) and diluted earnings per share presented in this press release is useful to investors in comparing results for the second quarter and ended June 30, 2020 and 2019 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation are reflected in its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements that: (i) by combining DSP Group’s core low-power voice processing and audio codec expertise with SoundChip’s system-level design expertise and patents around ambient noise cancellation, the company has doubled its potential SAM; (ii) DSP Group currently expects a decline in revenues in the third quarter; (iii) DSP Group’s belief that the pandemic has changed culture and habits globally in ways that will drive increased demand for its products; (iv) DSP Group’s best-in-class technologies for voice-as-a-user-interface, IoT and unified communications are key enabling technologies for major trends that have arisen from the pandemic; (v) DSP Group is well positioned for long-term sustainable growth in the SmartVoice, SmartHome and Unified Communications markets; and (vi) DSP Group’s expectation of increasing its SAM and growth opportunities with its recent entry into the hearables market. The results from these statements may not actually arise as a result of various factors, including the scope and duration of the pandemic; the extent and length of the shelter-in-place and other restrictions associated with the pandemic and the impact on the demand for consumer electronics and the global economy; market penetration of DSP Group’s Unified Communications, ULE, VUI, SmartVoice and SmartHome products; unexpected delays in the commercial launch of new products; unexpected inventory adjustments, the speed of decline in the cordless market; DSP Group’s ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2019, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a global leader in wireless chipsets for a wide range of smart-enabled devices. The company was founded in 1987 on the principles of experience, insight and continuous advancement which enable the company to consistently deliver next-generation solutions in the areas of voice, audio, video and data connectivity. DSP Group, an expert in voice processing, invests heavily in innovation for the smart future and designs leading-edge semiconductor technology that is enabling our customers to develop a new wave of products that bring enhanced user experiences through innovation. For more information, visit www.dspg.com.

Contact:

Tali Chen, Chief Marketing Officer, Tali.Chen@dspg.com

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$28,336	$29,034	$56,575	$57,310
Cost of revenues	14,075	14,615	27,933	28,435

Gross profit	14,261	14,419	28,642	28,875
Operating expenses:
Research and development, net	8,455	8,559	18,809	17,481
Sales and marketing	4,435	4,386	9,446	8,869
General and administrative	2,627	2,674	4,975	5,229
Amortization of intangible assets	104	104	208	208

Total operating expenses	15,621	15,723	33,438	31,787

Operating loss	(1,360)	(1,304)	(4,796)	(2,912)

Financial income, net	289	400	1,192	713

Loss before taxes on income	(1,071)	(904)	(3,604)	(2,199)
Income tax expenses (benefit)	6	(383)	(62)	(612)

Net loss	$(1,077)	$(521)	$(3,542)	$(1,587)
Net loss per share:
Basic and diluted	$(0.05)	$(0.02)	$(0.15)	$(0.07)

Weighted average number of shares used in per share computations of loss per share:
Basic and diluted	23,301	22,757	23,321	22,650

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share amounts)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(1,077)	$(521)	$(3,542)	$(1,587)
Equity-based compensation expense included in cost of revenues	129	122	249	237
Equity-based compensation expense included in research and development, net	826	775	1,577	1,525
Equity-based compensation expense included in sales and marketing	620	474	1,175	876
Equity-based compensation expense included in general and administrative	706	689	1,112	1,327
Amortization of intangible assets	104	104	208	208
Non-cash expenses (income) from exchange rates differences resulting from the new lease accounting standard (ASC 842)	255	206	(161)	512
Expenses (income) from changes of deferred taxes related to intangible assets and equity-based compensation expense	50	(105)	(16)	(186)
Non-GAAP net income	$1,613	$1,744	$602	$2,912

Weighted-average number of common stock used in computation of GAAP diluted net loss per share (in thousands)	23,301	22,757	23,321	22,650

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	1,663	1,522	1,572	1,457

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings per share (in thousands)	24,964	24,279	24,893	24,107

GAAP diluted net loss per share	$(0.05)	$(0.02)	$(0.15)	$(0.07)
Equity-based compensation expense	0.09	0.08	0.17	0.17
Amortization of intangible assets	0.01	0.01	0.01	0.01
Non-cash expenses (income) from Exchange rates differences resulting from the new lease accounting standard (ASC 842)	0.01	0.01	(0.01)	0.02
Expenses (income) from changes of deferred taxes related to intangible assets and equity-based compensation expense	-	(0.01)	-	(0.01)
Non-GAAP diluted net earnings per share	$0.06	$0.07	$0.02	$0.12

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2020	2019
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$38,198	$28,737
Restricted deposits	512	518
Marketable securities and short-term deposits	50,645	39,141
Trade receivables, net	10,564	15,382
Inventories	8,127	7,464
Other accounts receivable and prepaid expenses	3,829	3,551
Total current assets	111,875	94,793

Property and equipment, net	6,582	6,805

Long term marketable securities and deposits	48,171	62,884
Severance pay fund	15,605	15,800
Operating leases– right of use assets	10,987	11,655
Deferred income taxes	6,607	6,377
Intangible assets, net	6,695	6,904
Long term prepaid expenses and lease deposits	850	707
Total long-term assets	88,915	104,327

Total assets	$207,372	$205,925

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$9,127	$8,511
Operating lease liability	2,403	2,569
Other current liabilities	16,198	14,159
Total current liabilities	27,728	25,239

Accrued severance pay	16,059	16,074
Operating lease liability	9,768	10,436
Accrued pensions	973	963
Deferred income taxes	82	119
Total long term liabilities	26,882	27,592

Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	390,734	386,534
Accumulated other comprehensive loss	(554)	(889)
Less – Cost of treasury stock	(111,532)	(113,862)
Accumulated deficit	(125,909)	(118,712)
Total stockholders’ equity	152,762	153,094
Total liabilities and stockholders’ equity	$207,372	$205,925